UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.  Unregistered Sales of Equity Securities

During the period commencing August 19, 2014 through August 22, 2014, the Company issued 75,757,000 common shares to reduce debt on convertible promissory notes by the amount of $2,188 and accounts payable balances $1,920. The issued and outstanding common shares of the Company at the beginning of the period commencing August 19, 2014, as adjusted, was 835,145,898, and for the period ending August 22, 2014 the issued and outstanding common shares of the Company was approximately 910,902,898.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2013, the Board of Directors of Mondial Ventures, Inc. (the “Company”) approved by its consent to amend the Company’s Articles of Incorporation to increase the authorized capital stock to become effective August 19, 2014. Consenting shareholders owning at least a 76.08% majority vote through its supervoting preferred stock gave consent for the filing of amendment to the Articles of Incorporation, to help facilitate compliance with various agreements and transfer agent related common stock reserve requirements.

As a result of this filing, the Company’s Articles of Incorporation were revised to increase the total authorized capital stock from 1,500,000,000 shares to 5,000,000,000 shares consisting of (i) 4,490,000,000 shares of voting common stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.001 par value per shares, which remains unchanged. The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority herby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and other rights and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer